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                                                                    Exhibit 10.7


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG


                            INDUSTRIAL HOLDINGS, INC.


                                       AND



                                  DONALD CARLIN

                                 ROBERT E. CONE




                                   DATED AS OF

                                NOVEMBER 15, 2001



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                                TABLE OF CONTENTS

                                                                          Page

1.    Sale and Purchase of the Stock; Closing................................1
  1.1    Sale and Purchase...................................................1
  1.2    Purchase Price......................................................1
  1.3    Post-Closing Adjustment of Purchase Price...........................2
  1.4    Closing.............................................................3
  1.5    Deliveries at Closing...............................................3
2.    Representations and Warranties of IHI..................................5
  2.1    Organization and Good Standing......................................5
  2.2    Authorization and Enforceability....................................5
  2.3    Capitalization......................................................5
  2.4    No Conflicts........................................................6
  2.5    Financial Statements................................................6
  2.6    Liabilities and Obligations.........................................6
  2.7    Furniture, Fixtures, Machinery and Equipment........................7
  2.8    Legal Proceedings...................................................7
  2.9    Title to Assets; Liens..............................................7
  2.10   Subsidiaries, Etc...................................................7
  2.11   Material Agreements.................................................7
  2.12   Employee Benefit Plans..............................................8
  2.13   Tax Matters.........................................................9
  2.14   Leased Property.....................................................9
  2.15   Intellectual Property Rights........................................9
  2.16   Permits and Licenses...............................................10
  2.17   Deposit Accounts...................................................10
  2.18   Brokers' Fees......................................................10
  2.19   Limitation on Representations; Definition of Knowledge.............10
3.    Representations and Warranties of Buyer...............................10
  3.1    Authorization and Enforceability...................................10
  3.2    No Violation of Law, Etc...........................................11
  3.3    Legal Proceedings..................................................11
  3.4    Brokers' Fees......................................................11
  3.5    Buyer's Knowledge..................................................11
4.    Pre-Closing Actions...................................................11
  4.1    Conduct of Business................................................11
  4.2    Notification of Inaccuracy of Representations and Warranties.......11
5.    Conditions Precedent to Buyer's Obligations at the Closing............11
  5.1    Compliance with this Agreement.....................................12
  5.2    Accuracy of Representations and Warranties.........................12
  5.3    Satisfaction of Conditions to Merger...............................12
  5.4    No Material Adverse Change.........................................12
6.    Conditions Precedent to the Obligations of IHI at the Closing.........12

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                               Table of Contents
                                  (continued)

                                                                          Page
  6.1    Compliance with this Agreement.....................................12
  6.2    Accuracy of Representations and Warranties.........................12
  6.3    Satisfaction of Conditions to Merger...............................12
  6.4    Release from Guaranty..............................................13
7.    Noncompetition........................................................13
  7.1    Prohibited Activities..............................................13
  7.2    Damages............................................................13
  7.3    Reasonable Restraint...............................................13
  7.4    Severability; Reformation..........................................13
8.    Indemnification.......................................................13
  8.1    Survival of Representations and Warranties.........................13
  8.2    Indemnification by IHI.............................................13
  8.3    Indemnification by Buyer...........................................14
  8.4    Procedure for Indemnification; Third-Party Claims..................14
  8.5    Procedure for Indemnification; Other Than Third-Party Claims.......14
  8.6    Special Provisions Regarding Liability.............................15
  8.7    Remedies...........................................................16
9.    Post-Closing Matters..................................................16
  9.1    Reattribution of Loss Carryovers...................................16
  9.2    Further Assurances.................................................16
  9.3    Books and Records..................................................16
  9.4    Tax Matters........................................................16
10.   Termination...........................................................17
  10.1   Manner of Termination..............................................17
  10.2   Effect of Termination..............................................17
11.   Miscellaneous.........................................................17
  11.1   Entire Agreement...................................................17
  11.2   Notices............................................................18
  11.3   Amendment and Waivers..............................................19
  11.4   Assignment.........................................................19
  11.5   Governing Law; Venue...............................................19
  11.6   Severability.......................................................19
  11.7   Arbitration........................................................19
  11.8   Multiple Counterparts..............................................20
  11.9   Expenses...........................................................20
  11.10  Waiver of Breach...................................................20
  11.11  Construction.......................................................20
  11.12  Public Announcements...............................................21
  11.13  Facsimile signatures...............................................21

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SCHEDULES AND EXHIBITS

EXHIBIT A         Form of Promissory Note
EXHIBIT B         Form of Security Agreement
SCHEDULE 2.2      Authorization
SCHEDULE 2.5      Financial Statements
SCHEDULE 2.7      Furniture, Fixtures, Machinery and Equipment
SCHEDULE 2.8      Description of Legal Proceedings
SCHEDULE 2.9      Title to Assets; Liens
SCHEDULE 2.11     Material Agreements
SCHEDULE 2.12     Employee Benefit Plans
SCHEDULE 2.14     Leased Real Property
SCHEDULE 2.15     Intellectual Property Rights
SCHEDULE 2.16     Permits and Licenses Used in the Business
SCHEDULE 2.17     Bank and Lockbox Accounts



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                            STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of November 15, 2001, by and among DONALD CARLIN ("Carlin") AND ROBERT E. CONE ("Cone") and their permitted assigns (collectively, "Buyer"), and INDUSTRIAL HOLDINGS, INC., a Texas corporation ("IHI").

                                   BACKGROUND

      IHI owns 100% of the outstanding capital stock (the "Stock") of Beaird Industries, Inc., a Delaware corporation (the "Company"), and desires to sell the Stock to Buyer on the terms and subject to the conditions in this Agreement. In connection with the sale and purchase of the Stock, the Company, IHI and Buyer will enter into certain related agreements, the forms of which are attached to this Agreement as exhibits ("Exhibits").

                                   AGREEMENTS

1.       SALE AND PURCHASE OF THE STOCK; CLOSING.

1.1 SALE AND PURCHASE. At the Closing, IHI will sell, assign, transfer and deliver to Buyer, and Buyer will purchase, an aggregate of 1,000 shares of common stock, $1.00 par value per share, of the Company (the "Stock").

1.2 PURCHASE PRICE. The purchase price ("Purchase Price") for the Stock will be $10,000,000 (the "Purchase Price), subject to adjustment pursuant to Section 1.3 below, to be paid to IHI as follows:

                  (i) assumption of the residual $3,000,000 amount to be due and owing as of the Closing under that certain Lease Financing Agreement (the "Comerica Financing Agreement") dated as of June 30, 1998, between Comerica Leasing Corporation, a Michigan corporation ("Comerica Leasing"), collectively as lessor, and the Company and IHI, collectively as lessee; the amount owing under the Comerica Financing Agreement to be reduced to $3,000,000 at or immediately prior to the Closing by IHI; and

                  (ii) assumption of the residual $3,000,000 principal balance to be due and owing as of the Closing under that certain promissory note (the "Trinity Note") in the original principal amount of $3,400,000, made by IHI and payable to the order of Trinity Industries, Inc. ("Trinity"); the principal balance of the Trinity Note to be reduced to $3,000,000 at or immediately prior to the Closing by IHI; with the Trinity Note, as may be mutually agreeable to the parties, to be amended and/or restated as of the Closing to reflect the aforesaid assumption and to be secured by a security agreement (in form and substance to be mutually acceptable to Buyer and Trinity) entered into at the Closing, granting a second and subordinate security interest in the Company's assets to Trinity as security for the Trinity Note (such security interest to be subordinate to the security interests in the Company's assets currently held by Comerica Leasing); and


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                  (iii)    a subordinated promissory note in the original
                           principal amount of $4,000,000, made payable by Buyer to the order of IHI, in substantially the form attached as EXHIBIT A (the "Note").

                  At the Closing, and as a condition precedent thereto, IHI shall receive a full written release from any and all liability and obligations under the Comerica Financing Agreement from Comerica Leasing and a full written release from any and all liability and obligations under the Trinity Note from Trinity.

1.3      POST-CLOSING ADJUSTMENT OF PURCHASE PRICE.

         (a) Within 30 calendar days after the Closing, IHI shall prepare or cause to be prepared and delivered to the Buyer an unaudited condensed balance sheet of the Company as of the close of business on the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") consistent with those previously applied by the Company in its financial reporting. If the sum of the Company's cash and equivalents plus accounts receivable minus its accounts payable and accrued expenses on the Closing Balance Sheet ("Closing Value") has decreased by more than 5% (such excess decrease up to a maximum amount of $500,000, the "Reduction Amount") from the sum of the Company's cash and equivalents plus accounts receivable minus its accounts payable and accrued expenses on the Company's June 30, 2001 unaudited condensed balance sheet ("Interim Value"), then the Purchase Price shall be reduced by the Reduction Amount, and the Reduction Amount shall be applied to reduce the outstanding principal amount of the Note effective as of the Closing Date (as defined below). If the Closing Value has increased by more than 5% from the Interim Value (such excess increase up to a maximum amount of $500,000, the "Addition Amount"), then the Purchase Price shall be increased by the Addition Amount, and the Addition Amount shall be added to the outstanding principal amount of the Note effective as of the Closing Date and the Buyer shall execute an amended or replacement promissory note to the Note to reflect such increase. Notwithstanding the foregoing, intercompany payables to IHI and intercompany receivables from IHI shall not be included in calculating the Interim Value or the Closing Value.

         (b) The Buyer shall give IHI and its representatives reasonable access to the books, records and personnel of the Company for the purpose of preparing the Closing Balance Sheet. The Buyer shall have a period of 30 calendar days after the delivery to it of the Closing Balance Sheet, and during such time the Buyer shall have access to all workpapers and other relevant documents, to review the foregoing and to deliver in writing to IHI any objections to the Closing Balance Sheet that the Buyer may have. If Buyer does not deliver in writing any objections to IHI within the 30-day period, the Closing Balance Sheet shall be deemed to be accepted and approved by the Buyer. If Buyer delivers within the 30-day period written objections to IHI, then the Buyer and IHI shall attempt to resolve the matter or matters in dispute. The Buyer shall quantify its objections to the extent reasonably practicable in all written objections delivered to IHI with respect to the Closing Balance Sheet.

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         (c)      If such disputes cannot be resolved by the Buyer and IHI
                  within 20 calendar days after the delivery of the objections to the Closing Balance Sheet, then the specific matters in dispute shall be submitted to the Deloitte & Touche, LLP, 333 Clay Street, Suite 2300, Houston, Texas 77002 (the "Independent Accountants"), which firm shall render its opinion as to such matters. Based on that opinion, the Independent Accountants shall then send to the Buyer and to IHI a written determination of the matters in dispute and a written determination of the Purchase Price as adjusted based upon such opinion, whereupon the confirmed or revised Closing Balance Sheet shall be final and binding upon the Buyer and IHI, absent manifest error. All costs, fees and expenses charged or incurred by the Independent Accountants, if any, shall be borne equally by IHI and the Buyer.

1.4 CLOSING. The purchase and sale and related transactions this Agreement provides for (the "Closing") will occur at the offices of Jackson Walker, L.L.P., 1100 Louisiana Street, Suite 4200, Houston, Texas 77002 on the earlier to occur of (i) December 31, 2001 or (ii) the date of the consummation of the proposed merger between IHI and T-3 Energy Services, Inc. (such entity, "T-3" and the proposed merger, the "Merger"), or at such other time or place as the parties shall mutually agree (the "Closing Date"), subject in all cases to the conditions set forth in Sections 5 and 6.

1.5      DELIVERIES AT CLOSING.

         (a) DELIVERIES BY IHI. IHI or the other indicated parties shall have executed and delivered to Buyer the following:

         (i) documentation reasonably satisfactory to the parties to evidence the portion of the Purchase Price described in
                  Section 1.2(i) and (ii);

         (ii) either (y) UCC-termination statements as are required to terminate and release all liens on the Company's assets and equipment (including without limitation the Liens disclosed on SCHEDULE 2.9), or (z) letters of creditors indicating that such liens, and that certificates evidencing IHI's ownership of the Stock, shall be released to IHI on IHI's payment of identified amounts payable, in each case except for the permitted liens ("Permitted Liens") listed on SCHEDULE 2.9;

         (iii) a Security Agreement granting a lien in favor of IHI on the assets of the Company, in substantially the form attached as EXHIBIT B (the "Security Agreement");

         (iv) the Company's corporate records, including its Certificate of Incorporation, Bylaws and corporate minute book;

         (v) a certificate executed by IHI representing and warranting to Buyer that each of IHI's representations and warranties in this Agreement is accurate in all material respects as of the Closing Date;

         (vi) copies certified by IHI's Secretary of resolutions duly adopted by the board of directors of IHI authorizing and approving the execution and delivery of this Agreement, including the exhibits hereto, and the transactions contemplated hereby;

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         (vii)    certificates, dated as of a date no earlier than 10 days
                  before the Closing Date, duly issued by the appropriate governmental authority in its state of organization and in any state in which the Company is authorized to do business, showing the Company is in good standing and authorized to do business; and

         (viii) such other documents, instruments and certificates necessary or appropriate in connection with the IHI's sale and transfer of the Stock, including without limitation, certificates evidencing IHI's ownership of the Stock, duly endorsed in blank or accompanied by duly executed stock powers in blank, in proper form for transfer to Buyer either at Closing or as soon thereafter as IHI is able to obtain such certificates and releases of the security interests in the Stock as described on SCHEDULE 2.2.

         (b) DELIVERIES BY BUYER. Buyer or the other indicated parties shall have executed and delivered to IHI the following:

         (i) documentation reasonably satisfactory to the parties to evidence the portion of the Purchase Price described in
                  Section 1.2(i) and (ii);

         (ii)     the Note;

         (iii)    the Security Agreement;

         (iv) a certificate executed by Buyer representing and warranting to IHI that each of Buyer's representations and warranties in this Agreement is accurate in all material respects as of the Closing Date (except that if before the Closing, Buyer assigns all of its rights to and obligations under this Agreement to a permitted assignee pursuant to Section 11.4 (such assignee, the "Buyer Permitted Assignee"), then such representations and warranties shall be made as to the Buyer Permitted Assignee, and if the Buyer Permitted Assignee is other than a natural person, then an additional representation as to such buyer's due organization and qualification shall be made, and such buyer shall also make representations that its execution, delivery and performance of this Agreement, the Related Agreements and the Note does not (a) conflict with, violate or constitute a breach of or a default under, or (b) result in the creation or imposition of any lien upon any of the assets or properties of such buyer under such buyer's Organizational Documents;

         (v) if there is a Buyer Permitted Assignee that is other than a natural person, copies certified by its secretary (or the holder of a similar office) of resolutions duly adopted by its board of directors authorizing and approving the execution and delivery of this Agreement, including the exhibits hereto, and the transactions contemplated hereby;

         (vi) if there is a Buyer Permitted Assignee that is other than a natural person, certificates dated as of a date no earlier than 10 days before the Closing Date, duly issued by the appropriate governmental authority in the state of its organization and in any state in which such Buyer is authorized to do business, showing such Buyer is in good standing and authorized to do business; and

         (vii) such other documents, instruments and certificates necessary or appropriate in connection with the Buyer's purchase of the Stock.


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2.       REPRESENTATIONS AND WARRANTIES OF IHI. IHI represents and warrants to
         Buyer that the statements in this Section 2 are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on the Closing Date (except to the extent any representation or warranty is made as of another date, which is hereby made as of such other date).

2.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing in every jurisdiction in which it is required by the nature of its business or lease of its properties to so qualify, except where the failure to so qualify does not or is not reasonably expected to have a material adverse effect on the Company or its operations.

2.2 AUTHORIZATION AND ENFORCEABILITY. IHI has full legal capacity and authority to execute and deliver this Agreement and all other agreements to be executed and delivered by it in connection with this Agreement that are identified in Section 1.5(a) of this Agreement (such other agreements, collectively, the "Related Agreements"), and to perform its obligations under this Agreement and the Related Agreements. IHI has duly executed and delivered this Agreement, and it is IHI's legal, valid and binding obligation, enforceable against it in accordance with its terms, except as its enforcement may be limited by bankruptcy, insolvency moratorium, or similar laws relating to the enforcement of creditors' rights and by general principals of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) (collectively, the "Exceptions"). When IHI executes and delivers the Related Agreements, the Related Agreements will be IHI's legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as the enforcement thereof may be limited by the Exceptions. Except as disclosed on SCHEDULE 2.2, IHI is not required to obtain any consent, approval or authorization of, or registration, declaration or filing with any Governmental Authority or third party to authorize its execution, delivery or performance of its obligations under this Agreement or the Related Agreements.

         "Governmental Authority" means any foreign governmental authority, the United States of America, any state of the United States, and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau or court of any of the foregoing having jurisdiction over the respective party or their assets.

2.3 CAPITALIZATION. The Company's authorized equity securities consist of 1,000 shares of common stock, $1.00 par value per share, of which all 1,000 shares are issued and outstanding and constitute the Stock. IHI owns all of the Stock, free and clear of all liens, claims, encumbrances, equities, voting trusts and agreements, and proxies. The Stock is all of the outstanding capital stock of the Company. Each outstanding share of the Stock has been duly authorized and validly issued and is fully paid and non-assessable. There are no options, warrants, subscriptions, or other rights to purchase, or securities convertible into or exchangeable for, any of the Company's authorized or outstanding securities. None of the Stock has been issued or disposed of in violation of the preemptive rights of any of the Company's present or former stockholders. In addition, IHI hereby waives any preemptive or other right to acquire shares of capital stock of the Company that it has or may have had.


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2.4      NO CONFLICTS. Except as disclosed on SCHEDULE 2.2, IHI's execution, delivery and performance of this Agreement and the Related Agreements does not:

         (a) conflict with, violate or constitute a material breach of or a material default under; or

         (b) result in the creation or imposition of any lien upon any of the property or assets of IHI or the Company under the terms of:

                  (i) the Organizational Documents (as defined below) of IHI; or

                  (ii) any material credit or loan agreement, mortgage, indenture, promissory note or any other material agreement or instrument to which IHI or the Company is a party or by which either of them or any of their properties may be bound or affected.

         "Organizational Documents" means, as applicable, Articles of Incorporation and Bylaws of the Company or IHI, each as amended and in effect on the date of this Agreement or the applicable formation and organization of documents of the Buyer Permitted Assignee.

2.5      FINANCIAL STATEMENTS. Attached as SCHEDULE 2.5 are copies of the
         Company's:

         (a) unaudited Condensed Balance Sheet as of December 31, 2000, and related unaudited Condensed Income Statement (the December 31, 2000 Balance Sheet and Income Statement referred to as the "2000 Financial Statements"); and

         (b) unaudited Condensed Balance Sheet as of September 30, 2001 (the "Interim Balance Sheet") and related unaudited Condensed Income Statement for the nine months then ended (collectively, the "Interim Financial Statements").

         The 2000 Financial Statements and the Interim Financial Statements are referred to collectively as the "Financial Statements." The Financial Statements have been prepared from the Company's books and records in conformity with GAAP, subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes to the Financial Statements. The Financial Statements present fairly in all material respects the Company's financial position at the dates indicated and the results of its operations for the periods then ended. For purposes of this Agreement, December 31, 2000 is referred to as the "2000 Financial Statement Date" and September 30, 2001 is referred to as the "Interim Financial Statement Date."

2.6 LIABILITIES AND OBLIGATIONS. Except as and to the extent disclosed and adequately provided for on the Interim Balance Sheet, and except for liabilities and obligations that have arisen since the Interim Financial Statement Date in the Ordinary Course of Business (as that term is defined below), the Company has not incurred any material liabilities of a type required by GAAP to be reflected on a balance sheet.

         "Ordinary Course of Business" means actions of the Company that are:

         (a) consistent with past practices taken in the course of its usual day-to-day operations;

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         (b)      not required to be authorized by resolution of the Company's board of directors; and

         (c) similar in nature and magnitude to actions customarily taken, without authorization by the boards of directors in the ordinary course of usual day-to-day operations of other companies of similar size in the same line of business.

2.7 FURNITURE, FIXTURES, MACHINERY AND EQUIPMENT. SCHEDULE 2.7 is a list of all of the material items of the Company's furniture, fixtures, machinery and equipment, which constitutes substantially all the fixtures, machinery and equipment used in the conduct of the Company's business. SCHEDULE 2.7 also identifies any such equipment that is leased.

2.8 LEGAL PROCEEDINGS. Except as disclosed on SCHEDULE 2.8, there are no actions, suits or proceedings pending, or known to be threatened, against the Company or any of its properties, at law or in equity, or before or by any Governmental Authority.

2.9 TITLE TO ASSETS; LIENS. The Company has good and marketable title to its assets and properties (not taking into account personal property the Company leases). Such assets are not subject to any liens, claims, demands, equity interests, pledges or security interests ("Liens"), except as disclosed on SCHEDULE 2.9 and except for: (a) liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings; and (b) statutory liens not yet due and payable.

2.10 SUBSIDIARIES, ETC. The Company (a) has no subsidiaries; (b) is not a co-venturer in any joint venture or a partner in any partnership; and
         (c) owns no interest in any other corporation, business enterprise or other entity.

2.11 MATERIAL AGREEMENTS. SCHEDULE 2.11 is a list of the material contracts, notes receivables, loans, leases and other agreements (collectively, the "Material Agreements") imposing any obligation on the Company or to which the Company's properties are subject, except for:

         (a) contracts terminable without penalty solely at the Company's option upon 30 days notice or less;

         (b) purchase and sales orders, electric, gas and water utility contracts or similar agreements entered into by the Company in the Ordinary Course of Business and not involving expenditures of $25,000 or more; and

         (c)      contracts otherwise disclosed in this Agreement.

         The Company is not a party to or bound by any material contract or agreement except those disclosed on SCHEDULE 2.11. Except as otherwise disclosed on SCHEDULE 2.11, the Material Agreements are valid, binding and in full force and effect in accordance with their terms and conditions. The Company is not in breach of or in default under any Material Agreement and neither IHI nor the Company is aware that any other party is in breach or default under any Material Agreement, or of any conditions that, with the passage of time or the giving of notice, or both, will constitute such a breach or default.


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2.12     EMPLOYEE BENEFIT PLANS.

         (a) SCHEDULE 2.12 discloses all pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock, stock appreciation right, group insurance, severance pay, retirement and other employee benefit plans, agreements or arrangements of the Company or to which it is required to contribute. Except as disclosed on SCHEDULE 2.12, the Company neither sponsors, maintains nor contributes to any plan, program, fund or arrangement that constitutes an employee pension benefit plan and it has no obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement. For the purposes of this SECTION 2.12, the term "employee pension benefit plan" has the same meaning given that term in Section 3(2) of ERISA.

         (b) No employee benefit plan listed on SCHEDULE 2.12 is either (i) a "multiemployer plan" (as defined in Section 3 (37) of ERISA) or (ii) a defined benefit pension plan subject to Title IV of ERISA.

         (c) All employee benefit plans listed on SCHEDULE 2.12 that are intended to qualify ("Qualified Plans") under Section 401(a) of the Internal Revenue Code of 1986, as amended, (the "Code") have been so qualified. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies of the most recent annual reports for such plans are included as part of
                  SCHEDULE 2.12. Neither IHI, any plan listed in SCHEDULE 2.12, nor the Company has engaged in any transaction prohibited and not exempted under Section 4975 of the Code or Sections 406 and 408 of ERISA; no plan listed in SCHEDULE 2.12 has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and the Company has not incurred any liability for excise tax or penalty due to the Internal Revenue Service or any liability to the Pension Benefit Guaranty Corporation ("PBGC").

         (d) There have been no terminations, partial terminations or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service; no plan listed in SCHEDULE 2.12 subject to the provisions of Title IV of ERISA has been terminated; there have been no "reportable events" (as that term is defined in Section 4043 of ERISA) with respect to any such plan listed in SCHEDULE 2.12; the Company has not incurred liability under Section 4062 of ERISA; and no circumstances exist under which the Company could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or previously maintained or contributed to by any entity


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                  other than the Company that is, or at any time was, along with the Company, considered a single employer under Sections 414(b), (c), (m) or (o) of the Code.

         (e) With respect to any employee benefit plan that is subject to the continuation requirements of Sections 601-608 of ERISA and
                  Section 4980B of the Code or the continuation requirements of any applicable state or local law, the Company has complied with all such applicable laws and regulatory requirements.

2.13     TAX MATTERS.

         (a) "Tax" or "Taxes" shall mean all of the Company's federal, state, county, local, and other taxes relating to all periods before the Closing Date (including, without limitation, income taxes; premium taxes; single-business taxes; excise taxes; sales taxes; use taxes; value-added taxes; gross receipts taxes; franchise taxes; ad valorem taxes; real estate taxes; severance taxes; capital levy taxes; transfer taxes; stamp taxes; employment, unemployment, and payroll-related taxes; withholding taxes; and governmental charges and assessments; but excluding all transfer taxes), and include interest, additions to tax, and penalties.

         (b) The Company has duly and timely filed all Tax returns and reports it is required to file by any Governmental Authority. The Company has paid or established adequate reserves for all Taxes (including penalties and interest) that have or may become due under such returns and any assessments that have been received by it or otherwise. All such Tax returns or reports fairly reflect the Taxes of the Company for the periods covered thereby.

         (c) The Company is not delinquent in the payment of any Tax assessment or governmental charge and there are no Tax deficiencies or delinquencies asserted against the Company. No Internal Revenue Service audit of the Company is pending or threatened, and the results of any completed audits are properly reflected in the Financial Statements. The Company has not granted to any taxing authority any extension of the limitation period during which any Tax liability may be asserted. All amounts of money the Company is required to withhold from employees or collect from customers for Taxes, social security and unemployment insurance, and the portion of any such Taxes the Company is required to pay to any Governmental Authority, have been collected or withheld and either paid to the respective Governmental Authority or set aside in accounts for such purpose, or such monies have been reserved against and entered on the Company books.

2.14 LEASED PROPERTY. Disclosed on SCHEDULE 2.14 is a list by legal description of all real property that the Company leases in its business (the "Leased Property"). All of the Leased Property is leased by the Company from the City of Shreveport, Louisiana under the Shreveport Lease (SCHEDULE 2.11, Item No. 11).

2.15 INTELLECTUAL PROPERTY RIGHTS. To IHI's knowledge, no patents, processes, inventions, trademarks, trade names, copyrights, licenses, information and proprietary rights (collectively, "Intellectual Property Rights") being used by the Company in the conduct of its


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         business infringe upon or are in conflict with the rights of others.
         SCHEDULE 2.15 is a summary of all Intellectual Property Rights.

2.16 PERMITS AND LICENSES. SCHEDULE 2.16 is a list and description of each permit, license or similar authorization from a Governmental Authority with respect to the Company's operations, together with the expiration date of each, and each association of which the Company is a member and each association or governmental agency by which the Company is accredited. IHI and the Company have provided to Buyer copies of the permits, licenses or similar authorizations that are disclosed on
         SCHEDULE 2.16.

2.17     DEPOSIT ACCOUNTS. SCHEDULE 2.17 is a list of:

         (a) the name of the financial institution in which the Company has accounts or safe deposit boxes;

         (b)      the names in which the accounts or boxes are held;

         (c)      the type of account and account number; and

         (d) the name of the person authorized to draw thereon or have access thereto.

2.18 BROKERS' FEES. Neither the Company nor IHI is obligated (contingently or otherwise) under any contract or other agreement, and there are no outstanding claims against any of them for the payment of any broker's or finder's fee or agent's commission or other similar payment in connection with the origin, negotiation, execution or performance of this Agreement or the Related Agreements.

2.19 LIMITATION ON REPRESENTATIONS; DEFINITION OF KNOWLEDGE. All representations and warranties of IHI in this Section 2 are being made to its "knowledge" (as that term is defined below) except for those representations and warranties made in Sections 2.2 and 2.3. When any representation or warranty in this Section 2 is qualified to IHI's "knowledge," it means the actual knowledge of its executive officers other than Robert E. Cone.

3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to IHI that the statements in this Section 3 are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on the Closing Date (except to the extent any representation or warranty is made as of another date, which are hereby made as of such other date):

3.1 AUTHORIZATION AND ENFORCEABILITY. Buyer has full power and authority to execute and deliver this Agreement, all other agreements to be executed and delivered by it under this Agreement, the Related Agreements and the Note, and to perform its obligations hereunder and thereunder. Buyer has duly authorized the execution, delivery and performance of this Agreement, and it is Buyer's legal, valid and binding obligation, enforceable against it in accordance with its terms, except for the Exceptions. When Buyer executes and delivers the Related Agreements and the Note, they will have been duly executed and delivered by Buyer and will constitute their legal, valid and binding obligations, except as the enforcement thereof may be limited by the Exceptions. Buyer is not required to obtain any consent, approval or authorization of, or registration, declaration or filing with any Governmental


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         Authority or third party to authorize the execution and delivery of, the performance of their obligations under this Agreement, the Related Agreements, or the Note.

3.2 NO VIOLATION OF LAW, ETC. Buyer's execution, delivery and performance of this Agreement, the Related Agreements and the Note does not conflict with, violate or constitute a breach of or a default under, or result in the creation or imposition of any lien upon any of the assets or properties of Buyer under the terms of, any credit or any loan agreement, mortgage, indenture, promissory note or other agreement or instrument to which Buyer is a party or by which either of them or any of their properties may be bound or affected.

3.3 LEGAL PROCEEDINGS. There are no actions, suits or proceedings pending or known to be threatened against Buyer or any of their properties, at law or in equity, or before or by any Governmental Authority.

3.4 BROKERS' FEES. The Buyer is not obligated (contingently or otherwise) under any contract or other agreement, and there are no outstanding claims against either of them for the payment of any broker's or finder's fee or agent's commission or other similar payment in connection with the origin, negotiation, execution or performance of this Agreement, the Related Agreements or the Note.

3.5 BUYER'S KNOWLEDGE. Buyer has no knowledge of any facts or circumstances that would indicate that any of the representations or warranties of IHI are inaccurate or untrue in any material respects as of the date made or as of the Closing Date. For purposes of this Agreement, Robert
         E. Cone's knowledge of a fact or circumstance shall in all cases be attributed to the Buyer.

4.       PRE-CLOSING ACTIONS. From the date of this Agreement to the Closing
         Date:

4.1 CONDUCT OF BUSINESS. IHI shall cause the Company to carry on and conduct its operations only in the Ordinary Course of Business including the collection of its accounts receivable, payment of trade account and other payables, and maintenance of inventory levels, without any change in the policies, practices, and methods that the Company pursued before the date of this Agreement. IHI will use its reasonable commercial efforts to preserve the business organizations of the Company intact, to preserve the relationships with Company's customers, suppliers, and others having business dealings with the Company.

4.2 NOTIFICATION OF INACCURACY OF REPRESENTATIONS AND WARRANTIES. IHI will promptly advise Buyer in writing if (a) any of its representations or warranties are untrue or incorrect in any material respect or (b) IHI becomes aware of the occurrence of any event or of any state of facts that results in any of the representations and warranties of IHI being untrue or incorrect in any material respect as if IHI were then making them.

5. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS AT THE CLOSING. Buyer's obligation to purchase the Stock on the Closing Date is subject to the satisfaction, by the Closing Date, of the conditions of this Section 5. If any such condition is not satisfied or waived, then Buyer shall have no obligation to purchase the Stock.

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5.1      COMPLIANCE WITH THIS AGREEMENT. By the Closing Date, IHI and the
         Company shall have performed, and complied with all agreements and conditions contained in this Agreement that they are required to perform or comply with.

5.2      ACCURACY OF REPRESENTATIONS AND WARRANTIES.

         (a) All of the representations and warranties of IHI in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate, in light of the circumstance under which they were made, in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         (b) Buyer must not have discovered any material error, misstatement or omission in the representations and warranties made by IHI in this Agreement, the Financial Statements, or in any Exhibit, schedule or other disclosure made hereunder.

5.3 SATISFACTION OF CONDITIONS TO MERGER. All of the conditions precedent to the Merger shall have been satisfied and performed.

5.4 NO MATERIAL ADVERSE CHANGE. Between the date of this Agreement and the Closing Date, there must not have occurred any material adverse change in the Company's financial condition or results of operations.

6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF IHI AT THE CLOSING. IHI's obligation to sell the Stock to Buyer on the Closing Date is subject to the satisfaction, by the Closing Date, of the conditions set forth in this Section 6. If any such condition is not satisfied or waived, then IHI shall have no obligation to sell the Stock to Buyer.

6.1 COMPLIANCE WITH THIS AGREEMENT. By the Closing Date, Buyer shall have performed and complied with all agreements and conditions contained in this Agreement that it is required to perform or comply with.

6.2      ACCURACY OF REPRESENTATIONS AND WARRANTIES.

         (a) All of Buyer's representations and warranties in this Agreement (considered collectively), and each of its representations and warranties in this Agreement (considered individually), must have been accurate, in light of the circumstance under which they were made, in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         (b) IHI must not have discovered any material error, misstatement or omission in the representations and warranties Buyer made in this Agreement or in any Exhibit, schedule or other disclosure hereunder.

6.3 SATISFACTION OF CONDITIONS TO MERGER. All of the conditions precedent to the Merger shall have been satisfied and performed.


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6.4      RELEASE FROM GUARANTY. The City of Shreveport, Louisiana, as landlord under the Company's lease with respect to its facility in Shreveport (the "Shreveport Lease"), shall have released IHI from its Guaranty of the Shreveport Lease.

7.       NONCOMPETITION.

7.1 PROHIBITED ACTIVITIES. IHI will not, for a period of two years after the Closing Date, directly or indirectly, for itself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

         (a) engage in the design, manufacture, or assembly of (i) refinery, petrochemical, pulp and paper vessels with special fittings, (ii) industrial silencers, (iii) evaporators and desalination equipment, or (iv) contract fabrication and machining of magnetic resonance imaging components and gas turbine bodies and steam and wind-powered generator components (the "Beaird Business");

         (b) contact or solicit any person or entity which is, at that time, or which has been, within one year before the Closing Date, a customer of the Company (a "Protected Customer"), in order to divert the Protected Customer to any other company or entity in the Beaird Business.

         Notwithstanding the above, the foregoing covenants shall not prohibit IHI from (i) continuing to engage in the design, manufacture, fabrication, assembly or sale of any equipment, parts or component parts in which IHI or T-3 or any of their subsidiaries or affiliates (including specifically Belleli Energy S.r.L. ("Belleli")) currently engages, or (iii) acquiring as an investment no more than 1% of the capital stock of a competing business whose stock is traded on a national securities exchange or in the over-the-counter market.

7.2 DAMAGES. Because of the difficulty of measuring economic losses to Buyer as a result of a breach of any of the foregoing covenants, and because of the immediate and irreparable damage that will result to Buyer for which it would have no other adequate remedy, IHI agrees that the foregoing covenant may be enforced by Buyer if there is a breach by IHI, by injunctive relief, restraining orders, or other extraordinary relief to be cumulative to, but not in limitation of, any other remedies to which Buyer may be entitled.

7.3      REASONABLE RESTRAINT. The parties agree that the covenants in this
         Section 7 impose a reasonable restraint on IHI in light of the activities and business of the Company as of the date of this Agreement.

7.4 SEVERABILITY; REFORMATION. The covenants in this Section 7 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any court of competent jurisdiction determines that the scope, time or territorial restrictions are unreasonable, the parties intend that such restrictions be enforced to the fullest extent the court deems reasonable, and the Agreement shall thereby be reformed.

8.       INDEMNIFICATION.

8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties' representations, warranties, covenants, agreements and indemnities in this Agreement shall survive the Closing, the


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         consummation of the transactions evidenced by this Agreement, and any investigation with respect thereto for a period of one year after the Closing Date (the "Expiration Date"). Notwithstanding the foregoing, any representation, warranty, covenant, agreement or indemnity in respect to which indemnity may be sought, shall survive the time at which it would otherwise terminate if notice of the inaccuracy or breach thereof shall have been given to the party against whom such indemnity may be sought before such time. The parties' covenants and agreements contained herein to be performed or observed at or before the Closing shall expire at the Closing, along with all rights and remedies for any breach thereof.

8.2      INDEMNIFICATION BY IHI.

         (a) Subject to the provisions of this Section 8, IHI agrees to protect, indemnify and hold harmless Buyer and its stockholders, officers, directors, agents and attorneys, (the "Buyer Indemnitees"), from and against any demand, claim, action, cause of action, suit, proceeding, investigation, liability, obligation, judgment, loss, damage, cost or expense (excluding in all cases consequential and punitive damages, but including reasonable attorneys' fees) (collectively, "Damages") as they are incurred or suffered by any of them and caused by or arising out of:

                  (i) IHI's or the Company's breach or default in the performance of any covenant or agreement in this Agreement or in any Related Agreement; and

                  (ii) IHI's breach of or inaccurate or erroneous representation or warranty made in this Agreement.

         (b) IHI shall not be obligated to indemnify the Buyer with respect to any matter to the extent Cone or Carlin had actual knowledge of such matter prior to the Closing and did not disclose such matter to IHI.

8.3 INDEMNIFICATION BY BUYER. Subject to the provisions of this Section 8, Buyer agrees to protect, indemnify and hold harmless IHI and its stockholders, officers, directors, agents, attorneys and assigns (the "IHI Indemnitees") from and against any Damages as they are incurred or suffered by any of them and caused by or arising out of:

         (a) Buyer's breach or default in the performance of any covenant or agreement in this Agreement or in any Related Agreement; and

         (b) Buyer's breach of or inaccurate or erroneous representation or warranty made in this Agreement.

8.4      PROCEDURE FOR INDEMNIFICATION; THIRD-PARTY CLAIMS.

         (a) Within 15 days after receipt of notice of commencement of any action by any third party evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the party entitled to indemnification hereunder ("Indemnified Person") shall give the party obligated to provide indemnification under Section 8.2 or 8.3 hereof (the "Indemnifying Person") written notice thereof, together with a copy of such claim, process or other legal pleading. The failure to so notify the Indemnifying Person


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
                  within the above time frame will not relieve the Indemnifying Person of any liability it may have to the Indemnified Person, except to the extent the Indemnifying Person demonstrates that the defense of such action is unduly prejudiced by the Indemnified Person's failure to give such notice, or except if such notice is not delivered before the Expiration Date. The Indemnifying Person shall have the right to undertake the defense, settlement, compromise or other disposition thereof at its own expense and through a legal representative of its own choosing. The Indemnified Person and its counsel shall have the right to be present at the negotiation, defense and settlement of such action or claim, and any settlement or compromise of any such action or claim shall be subject to the approval of the Indemnified Person, which approval shall not be unreasonably withheld.

         (b) If the Indemnifying Person, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day immediately preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), has not notified the Indemnified Person of its election to defend against such claim, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such claim through counsel of its choice on behalf of and for the account and risk of the Indemnifying Person, at the cost and expense of the Indemnifying Person. In such event, the Indemnifying Party and its counsel shall have the right to be present at the negotiation, defense and settlement of such action or claim, and any settlement or compromise of any such action or claim shall be subject to the approval of the Indemnifying Person, which approval shall not be unreasonably withheld.

8.5 PROCEDURE FOR INDEMNIFICATION; OTHER THAN THIRD-PARTY CLAIMS. Any claim for indemnification for any matter not involving a third-party claim shall be asserted by written notice, which specifies in reasonable detail the factual basis of such claim, delivered to the Indemnifying Person on or before the Expiration Date.

8.6      SPECIAL PROVISIONS REGARDING LIABILITY.

         (a) No claim for indemnification shall be made hereunder unless asserted by a written notice given to the Indemnifying Person, on or before the Expiration Date.

         (b) Buyer and IHI shall have no liability or obligation on a claim for indemnification hereunder with respect to any matter unless and until the total amount of Damages incurred by the other parties Indemnitees exceeds $100,000 in the aggregate ("Minimum Damages"), and then only for the amount by which such Damages exceeds Minimum Damages. In no event shall either Buyer's or IHI's aggregate liability for a claim or claims for indemnification for Damages hereunder exceed $6,000,000 ("Maximum Damages").

         (c) The Indemnified Person shall act in good faith and in a commercially reasonable manner to mitigate any Damages for which it may seek indemnification under this Section 8.


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         (d)      An indemnity payment for Damages otherwise due and payable under this Section 8 shall be decreased to the extent of any
                  (i) net reduction of tax liability the Indemnified Party actually realizes as a result of such indemnifiable loss, and
                  (ii) insurance proceeds the Indemnified Party actually collects in connection with the indemnifiable loss.

8.7 REMEDIES. The remedies of the Buyer and the Buyer Indemnitees set forth in this Section 8 shall be the exclusive post-Closing remedies available to them with respect to the actual or alleged breach by IHI of any provision of this Agreement (other than for an actual or alleged breach under Section 7 hereof) or the Related Agreements.

9.       POST-CLOSING MATTERS.

9.1 REATTRIBUTION OF LOSS CARRYOVERS. IHI and Buyer agree that IHI will make an election under Treasury Regulation Section 1.1502-20(g) promulgated under the Code or any corresponding provisions of any Tax law to reattribute to itself any portion of the net operating loss carryovers and net capital loss carryovers attributable to the Company or any subsidiary or affiliate. Buyer agrees to cooperate with IHI in connection with Tax matters relating to the Company including, without limitation, the preparation and filing of the election to be made pursuant to Treasury Regulation Section 1.1502-20(g) and to file its Tax returns and reports in a manner consistent with such election made by IHI.

9.2 FURTHER ASSURANCES. From time to time after the Closing Date, each party hereto will, at any other party's request, execute, acknowledge and deliver to such requesting party such other instruments and take such other actions and deliver such other documents as may be reasonably required to carry out the intent of this Agreement and the Related Agreements.

9.3 BOOKS AND RECORDS. Insofar as IHI determines that any books and records may be needed or useful in connection with federal, state or local regulatory or tax matters, resolution of third party disputes or contract compliance issues, or other bona fide business purposes, for a period of seven years after the Closing Date, Buyer and the Company will use their best efforts to preserve and make available to IHI, at the location of such books and records in Buyer's and the Company's organization, access to and the right to copy such of the books and records as such they may then have in their possession or to which it may have access.

9.4      TAX MATTERS.

         (a) IHI shall prepare or cause to be prepared and file or cause to be filed any required Tax Returns for Tax periods ending on or before the Closing Date, and shall pay all Taxes of the Company for Tax periods ending on or before the Closing Date.

         (b) The Buyer shall cooperate fully, as and to the extent reasonably requested by IHI in connection with the filing of Tax Returns pursuant to this Section 9.4 and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon IHI's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer agrees
                  (i) to retain all books and records with respect to Tax matters pertinent to the Company


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
                  relating to any Tax period beginning before the Closing Date until the expiration of any applicable statutes of limitations (including, to the extent notified by IHI) of the respective Tax periods, and to abide by all record retention agreements entered into with any Tax authority, and (ii) to give IHI reasonable written notice prior to transferring, destroying, or discarding any such books and records and, if IHI shall request, the Buyer shall allow IHI to take possession of such books and records. Should any audit, litigation or other proceeding with respect to Taxes potentially give rise to a payment obligation by IHI or the Company, Buyer will allow IHI and its counsel to review and comment on written responses provided to the IRS or Tax authority, if it so elects, at its own expense in the defense of such audit, litigation, or other proceeding, upon written request of IHI during normal business hours.

10.      TERMINATION.

10.1 MANNER OF TERMINATION. This Agreement may be terminated at any time before the Closing Date as follows:

         (a) By Buyer and IHI in a written instrument signed by each of them.

         (b) By Buyer or IHI if the Closing does not occur on or before December 31, 2001 (the "Termination Date").

         (c) By Buyer or IHI if there has been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other, and this breach by its nature cannot be cured before the Termination Date.

         (d) By Buyer or IHI if there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other, and this breach is not cured by the Termination Date.

10.2 EFFECT OF TERMINATION. If terminated as provided in Section 10.1, this Agreement shall forthwith become void and have no effect, except for
         Section 11.9 and Section 11.12, and except that no party shall be relieved or released from any liabilities or damages arising out of the party's breach of any provision of this Agreement.

11.      MISCELLANEOUS.

11.1 ENTIRE AGREEMENT. This Agreement, including the Exhibits and schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. This Agreement supersedes all letters, memoranda and term sheets previously prepared in connection with the negotiations surrounding the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties' respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


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
11.2 NOTICES. Any notices permitted or required to be given under the terms of this Agreement shall be in writing and shall be deemed given if delivered to the party to be notified at the address specified below, by first class mail, overnight courier or fax with hard copy being sent by first class mail or overnight courier. Such notice shall be deemed received 24 hours after it is sent via fax (with receipt confirmed) or overnight courier. Any notice given in any other manner shall be effective only if and when received.

         (a)      if to Buyer, at:

                        Robert E. Cone
                        c/o Beaird Industries, Inc.
                        601 Benton Kelly Street
                        Shreveport, LA  71106-7198
                        Telephone No.: (713) 254-3122
                        Facsimile No.:   (318) 868-1701

                        Donald Carlin
                        c/o Beaird Industries, Inc.
                        601 Benton Kelly Street
                        Shreveport, LA  71106-7198
                        Telephone No.: (318) 865-6351
                        Facsimile No.:  (318) 868-1701

                  With a copy (which shall not constitute notice) to:

                        Teri H. Kelley
                        10303 N.W. Freeway, Suite 400
                        Houston, Texas  77092
                        Telephone No.:  (713) 683-9944
                        Facsimile No.: (713) 683-9940

         (b)      if to IHI, at:

                        Industrial Holdings, Inc.
                        7135 Ardmore
                        Houston, Texas 77054
                        Attn: Christine A. Smith
                        Telephone No. (713) 747-1025
                        Facsimile No.:  (713) 749-9642

                  With a copy (which shall not constitute notice) to:

                        Jackson Walker L.L.P.
                        1100 Louisiana, Suite 4200
                        Houston, Texas 77002
                        Attn: Sabrina A. McTopy
                        Telephone No. (713) 752-4265
                        Facsimile No.:  (713) 752-4221


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
         or at such other address or facsimile number that the parties may designate in writing.

11.3 AMENDMENT AND WAIVERS. This Agreement may be amended, modified or supplemented only by a written instrument designated as an "amendment" to this Agreement and signed by the parties hereto. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the person specifically waiving such observance.

11.4 ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns; provided, however, that no party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that Buyer may, on having given prior written notice to IHI but without IHI's prior written consent, assign its rights and obligations under this Agreement to an entity to be formed and wholly-owned by Carlin and Cone, which entity thereafter shall become the Buyer hereunder at the Closing.

11.5 GOVERNING LAW; VENUE. This Agreement shall be governed by, construed under, enforced and interpreted in accordance with the internal substantive laws of the State of Texas that apply to agreements to be made and performed solely within such state, without giving effect to any conflicts or choice of laws principles that might otherwise apply. The parties hereto agree that any dispute arising in connection with this Agreement shall be resolved by arbitration in accordance with
         Section 11.7 of this Agreement; provided, however to the extent a party exercises his or its rights under Section 7 of this Agreement; venue shall lie with a court of competent jurisdiction in Harris County, Texas.

11.6 SEVERABILITY. If any provision of this Agreement is declared unenforceable by any court of competent jurisdiction, such provision shall be enforced to the greatest extent permitted by law, and such declaration shall not affect the validity of any other provision of this Agreement.

11.7     ARBITRATION.

         (a) Any dispute, controversy, or claim arising out of or relating to this Agreement or relating to the breach, termination, or invalidity of this Agreement, whether arising in contract, tort, or otherwise, shall at the request of any party be resolved in binding arbitration. Any arbitration shall proceed in accordance with Title 9 of the United States Code, as it may be amended or recodified from time to time ("Title 9"), and the current Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association ("AAA") to the extent that Title 9 and the Arbitration Rules do not conflict with any provision of this Section 11.7.

         (b)      No provision of or the exercise of any rights under this
                  Section 11.7 shall limit the right of any party to seek and obtain provisional or ancillary remedies (such as injunctive relief, attachment, or the appointment of a receiver) from any court having jurisdiction before, during, or after the pendency of an arbitration proceeding under this Section. The institution and maintenance of any such action or proceeding shall not constitute a waiver of the right of any party (including the party taking the action

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
                  or instituting the proceeding) to submit a dispute, controversy, or claim to arbitration under this Section.

         (c) Any award, order, or judgment made pursuant to arbitration shall be deemed final and may be entered in any court having jurisdiction over the enforcement of the award, order, or judgment. Each party agrees to submit to the jurisdiction of any court for purposes of the enforcement of the award, order, or judgment.

         (d) The arbitration shall be held before one neutral, disinterested arbitrator knowledgeable in the general subject matter of the dispute, controversy, or claim and selected by AAA in accordance with the Arbitration Rules, except that any arbitration in which the disputed, controverted, or claimed amount (as reflected on the demand for arbitration, as the same may be amended) exceeds $1,000,000.00 shall be held before three arbitrators, one arbitrator being selected by Buyer, one by the Seller Parties, and the third by the other two from a panel of persons identified by AAA who are knowledgeable in the general subject matter of the dispute, controversy, or claim.

         (e) The arbitration shall be held at the office of AAA located in Harris County, Texas (as the same may be from time to time relocated), or at another place the parties agree on.

         (f) In any arbitration proceeding under this Section 11.7, subject to the award of the arbitrator(s), each party shall pay all its own expenses, an equal share of the fees and expenses of the arbitrator, and, if applicable, the fees and expenses of its own appointed arbitrator. The arbitrator(s) shall have the power to award recovery of costs and fees (including reasonable attorney fees, administrative and AAA fees, and arbitrators' fees) among the parties as the arbitrators determine to be equitable under the circumstances.

         (g) The interpretation and construction of this Section 11.7, including, but not limited to, its validity and enforceability, shall be governed by Title 9 of the U.S. Code, notwithstanding the choice of law set forth in Section 11.4 of this Agreement.

11.8 MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one instrument.

11.9 EXPENSES. IHI and Buyer are each solely responsible for and will bear all of their own respective expenses, including, without limitation, expenses of legal counsel, investment bankers, brokers, consultants, accountants and other advisors, incurred at any time in connection with this Agreement, the Related Agreements, the Note, and the transactions contemplated hereby and thereby, and no such expenses shall be borne by the Company.

11.10 WAIVER OF BREACH. No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement, nor shall such waiver constitute a waiver of any subsequent breach of such provision.

11.11 CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect this Agreement in any manner whatsoever. Wherever required by the

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
         context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

11.12 PUBLIC ANNOUNCEMENTS. The parties agree to advise and confer with each other prior to the issuance of any public reports, statements or press releases pertaining to this Agreement and the transactions contemplated hereby. Each party will use its best efforts to maintain in strict confidence the existence and terms of this Agreement and the transactions contemplated hereby. Unless otherwise required by law or as set forth above, no party shall make any public announcement or disclosure concerning this Agreement, except as mutually agreed. The financial terms of the Agreement are to be kept confidential, except to the extent that the disclosure is required under law. Nothing in the foregoing is intended to prevent IHI from making any filings required with the Securities and Exchange Commission.

11.13 FACSIMILE SIGNATURES. The parties acknowledge that signatures on this Agreement may be delivered by facsimile in lieu of an original signature and the parties agree to treat such signatures as original signatures and shall be bound thereby.


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
         The parties have executed this Agreement on the date set forth on the first page of this Agreement.

                                 INDUSTRIAL HOLDINGS, INC.


                                 By: /s/ CHRISTINE SMITH
                                     -------------------------------------
                                 Name:  Christine Smith
                                 Title: Executive Vice President


                                 BUYER

                                    /s/ DONALD CARLIN
                                    --------------------------------------
                                    Donald Carlin

                                    /s/ ROBERT E. CONE
                                    --------------------------------------
                                    Robert E. Cone



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